Exhibit 99.1
iPass Inc.
Unaudited Pro Forma Condensed Consolidated Financial Statements

On June 30, 2014, iPass Inc. (“iPass”) completed the sale of all membership interests in MNS Holdings LLC, the operating parent of iPass Unity Network Services (“Unity”), to Tolt Solutions, Inc. (“Buyer”), an affiliate of Clearlake Capital Group, L.P. for a purchase price of $28.2 million (the "Unity Sale”). The purchase price is also subject to adjustment based on the working capital of MNS Holdings at the closing of the transaction and certain other items. The sale was completed in accordance with that certain Purchase Agreement between iPass, MNS Holdings LLC and Buyer, dated June 30, 2014.

The following unaudited pro forma condensed consolidated financial statements are based on the historical consolidated financial statements of iPass after giving effect to the Unity Sale, the receipt of estimated proceeds from the Unity Sale, and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2014, gives effect to the Unity Sale and adjustments as if it occurred on March 31, 2014.

The unaudited pro forma condensed consolidated statements of comprehensive loss for the fiscal years ended December 31, 2011, 2012, and 2013, and the quarter ended March 31, 2014, give effect to the Unity Sale and adjustments as if they had occurred on January 1, 2011 and carried forward through the latest period presented.

The unaudited Pro Forma Condensed Consolidated Statements of Comprehensive Loss for the years ended December 31, 2011, 2012 and 2013 have been derived primarily from the audited Consolidated Financial Statements of the Company included in its fiscal 2013 Annual Report on Form 10-K. The unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2014, and the unaudited Pro Forma Condensed Consolidated Statement of Comprehensive Loss for the three months ended March 31, 2014 have been derived primarily from the unaudited Condensed Consolidated Financial Statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014. The unaudited pro forma financial statement information is based upon available information and assumptions that the Company believes are reasonable under the circumstances and was prepared to illustrate the estimated effects of the Unity Sale.

The unaudited pro forma financial statement information has been provided for informational purposes and should not be considered indicative of the financial condition or results of operations that would have been achieved had the Unity Sale occurred as of the periods presented. In addition, the unaudited pro forma financial statement information does not purport to indicate balance sheet data or results of operations as of any future date or for any future period. The unaudited pro forma financial statement information, including the notes thereto, should be read in conjunction with the historical financial statements of the Company included in its fiscal 2013 Annual Report on Form 10-K and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, that were filed with the SEC.

IPASS INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	March 31, 2014
	As Reported (1)	Sale of Unity (2)	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$20,089	$30	$26,750	(3)	$46,809
Accounts receivable, net of allowance for doubtful accounts	14,269	2,591			11,678
Prepaid expenses and other current assets	3,808	1,897	1,400	(4)	3,311
Total current assets	38,166	4,518	28,150		61,798
Property and equipment, net	8,215	495	(218)	(5)	7,502
Other assets	2,800	2,389			411
Total assets	$49,181	$7,402	$27,932		$69,711
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,450	$900	$2,033	(6)	$9,583
Accrued liabilities	9,915	803			9,112
Deferred revenue, short-term	2,900	2,605			295
Total current liabilities	21,265	4,308	2,033		18,990
Deferred revenue, long-term	2,044	2,040			4
Vendor financed property and equipment	1,367	—			1,367
Other long-term liabilities	189	14			175
Total liabilities	$24,865	$6,362	$2,033		$20,536
Stockholders' equity	24,316	—	24,859	(7)	49,175
Total liabilities and stockholders’ equity	$49,181	$6,362	$26,892		$69,711
See Accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

IPASS INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF
COMPREHENSIVE LOSS
(Unaudited)
(In thousands, except shares and per share amounts)

	Three Months Ended March 31, 2014
	As Reported (8)	Sale of Unity (9)		Pro Forma
Revenue	$25,340	$7,702		$17,638
Cost of revenues and operating expenses:
Network access costs	11,853	4,647		7,206
Network operations	5,417	1,700	(10)	3,717
Research and development	3,385			3,385
Sales and marketing	4,952	388		4,564
General and administrative	5,042	414	(11)	4,628
Restructuring charges and related adjustments	14			14
Total cost of revenue and operating expenses	30,663	7,149		23,514
Operating income (loss)	(5,323)	553		(5,876)
Interest expense, net	(33)	—		(33)
Foreign exchange losses	(71)	—		(71)
Income (Loss) before income taxes	(5,427)	553		(5,980)
Provision (Benefit) for income taxes	122	196	(12)	(74)
Net income (loss)	$(5,549)	$357		$(5,906)
Comprehensive income (loss)	$(5,549)	$357		$(5,906)
Basic and diluted net loss per share	$(0.09)			$(0.09)
Number of shares used in per share calculations:
Basic and diluted	64,421,563			64,421,563
See Accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

iPASS INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Unaudited)
(In thousands, except share and per share amounts)

	For the Year Ended December 31, 2013
	As Reported (8)	Sale of Unity (9)		Pro Forma
Revenues	$111,115	$33,386		$77,729
Cost of revenues and operating expenses:
Network access costs	49,490	20,237		29,253
Network operations	19,200	6,499	(10)	12,701
Research and development	13,317	—		13,317
Sales and marketing	18,315	1,919		16,396
General and administrative	21,340	2,100	(11)	19,240
Restructuring charges and related adjustments	653	—		653
Total cost of revenues and operating expenses	$122,315	$30,755		$91,560
Operating income (loss)	(11,200)	2,631		(13,831)
Interest expense, net	(18)	—		(18)
Foreign exchange losses	(507)	—		(507)
Other expenses, net	(18)	—		(18)
Income (Loss) before income taxes	(11,743)	2,631		(14,374)
Provision (Benefit) for income taxes	569	923	(12)	(354)
Net income (loss)	$(12,312)	$1,708		$(14,020)
Comprehensive income (loss)	$(12,312)	$1,708		$(14,020)
Basic and diluted net loss per share	$(0.19)			$(0.22)
Number of shares used in per share calculations	63,411,162			63,411,162

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

iPASS INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Unaudited)
(In thousands, except share and per share amounts)

	For the Year Ended December 31, 2012
	As Reported (8)	Sale of Unity (9)		Pro Forma
Revenues	$126,078	$33,548		$92,530
Cost of revenues and operating expenses:
Network access costs	53,640	20,874		32,766
Network operations	20,806	7,281	(10)	13,525
Research and development	13,733	—		13,733
Sales and marketing	19,530	1,658		17,872
General and administrative	21,653	2,148	(11)	19,505
Restructuring charges and related adjustments	26	—		26
Amortization of intangible assets	169	—		169
Total cost of revenues and operating expenses	$129,557	$31,961		$97,596
Operating income (loss)	(3,479)	1,587		(5,066)
Interest income, net	19	—		19
Foreign exchange losses	(288)	—		(288)
Other income, net	12	—		12
Income (Loss) before income taxes	(3,736)	1,587		(5,323)
Provision for income taxes	642	557	(12)	85
Net income (loss)	$(4,378)	$1,030		$(5,408)
Comprehensive income (loss)	$(4,378)	$1,030		$(5,408)
Basic and diluted net loss per share	$(0.07)			$(0.09)
Number of shares used in per share calculations	60,711,317			60,711,317

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

iPASS INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Unaudited)
(In thousands, except share and per share amounts)

	For the Year Ended December 31, 2011
	As Reported (8)	Sale of Unity (9)		Pro Forma
Revenues	$140,761	$30,058		$110,703
Cost of revenues and operating expenses:
Network access costs	65,766	19,607		46,159
Network operations	22,307	7,751	(10)	14,556
Research and development	14,368	—		14,368
Sales and marketing	20,702	850		19,852
General and administrative	20,009	2,053	(11)	17,956
Restructuring benefits and related adjustments	(151)	—		(151)
Amortization of intangible assets	239	—		239
Total cost of revenues and operating expenses	$143,240	$30,261		$112,979
Operating loss	(2,479)	(203)		(2,276)
Interest income, net	112	—		112
Foreign exchange losses	(479)	—		(479)
Other income, net	128	—		128
Loss before income taxes	(2,718)	(203)		(2,515)
Provision for income taxes	290	2		288
Net loss	$(3,008)	$(205)		$(2,803)
Comprehensive loss	$(3,008)	$(205)		$(2,803)
Basic and diluted net loss per share	$(0.05)			$(0.05)
Number of shares used in per share calculations	58,429,005			58,429,005

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

IPASS INC.
NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

(1) Represents balances as reported on the unaudited Condensed Consolidated Balance Sheet included in the Company’s Form 10-Q for the quarter ended March 31, 2014.

(2) Represents the unaudited amounts of Unity assets and liabilities which were sold to Buyer as if the sale had occurred on March 31, 2014.

(3) Represents cash proceeds received from the Buyer on June 30, 2014 net of escrow. Additionally, there is a potential for an adjustment for working capital and certain other items post closing.

(4) Represents cash held in escrow per the Purchase Agreement ("Restricted Cash") to satisfy any claims for the indemnification obligations of iPass for breaches of representations, warranties and covenants and certain other specified matters.

(5)  Represents impairment of developed enterprise resource planning software customized for Unity’s billing functionality.  As a result of the Unity Sale, the customized billing module has no further utility for iPass.

(6) Represents estimated transaction costs incurred in connection with the Unity Sale.

(7) Represents estimated pre-tax gain on the Unity Sale. iPass is in a net operating loss carry forward position which is offset by a full valuation allowance. Tax expense has been offset with a valuation allowance and no payable will be recognized.

(8) Represents results of operations as reported on the Consolidated Statements of Comprehensive Loss included in the Company’s previous filings with the U.S. Securities and Exchange Commission ("SEC").

(9) Represents the elimination of results of operations of Unity.

(10) Includes costs of certain network operations services provided by iPass employees in India on a transitional basis for up to six months for the benefit of the Buyer in accordance with the terms and subject to the conditions of the Transition Services Agreement (“TSA”). As these costs will be reimbursed by the Buyer (approximately $40,000 per month) during the transition period and not remain with iPass once this TSA has completed, including these costs in the Unity Sale appropriately removes them from the historical financial statements of iPass.

(11) Includes costs of certain financial and administrative services provided by iPass employees on a transitional basis for up to six months for the benefit of the Buyer in accordance with the terms and subject to the conditions of the TSA. As these costs will be reimbursed by the Buyer (approximately $60,000 per month) during the transition period and not remain with iPass once this TSA has completed, including these costs in the Unity Sale appropriately removes them from the historical financial statement of iPass. Excludes certain other shared overhead costs that were previously allocated to Unity to arrive at segment operating income (loss) in the historical iPass financial statements included in the 2013 Annual Report on Form 10-K and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, that were filed with the SEC.

(12) Represents the result of income tax expense allocation pertaining to the application of ASC paragraph 740-20-45-7 and the required presentation therein of discontinued operations.